Exhibit 10.2

John Hancock Tower

200 Clarendon Street

Boston, Massachusetts  02117

Eighteenth Amendment to Lease

This Eighteenth Amendment to Lease (this “Amendment”) is made as of this 29th day of July, 2008 (the “Effective Date”), by and between (i) 100 & 200 Clarendon LLC, a Delaware limited liability company (“Landlord”), and (ii) CRA International, Inc., a Massachusetts corporation, formerly known as Charles River Associates Incorporated (“Tenant”).

RECITALS

A.            Landlord and Tenant are parties to that certain Lease dated as of March 1, 1978 (the “Original Lease”) as amended by that certain First Amendment of Lease dated as of December 16, 1981 (the “First Amendment”), as further amended by that certain Second Amendment of Lease dated as of February 24, 1984 (the “Second Amendment”), as further amended by that certain Third Amendment of Lease dated as of February 28, 1985 (the “Third Amendment”), as further amended by that certain Fourth Amendment of Lease dated as of February 7, 1986 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment of Lease dated as of February 13, 1987 (the “Fifth Amendment”), as further amended by that certain Sixth Amendment of Lease dated as of August 24, 1987 (the “Sixth Amendment”), as further amended by that certain Seventh Amendment of Lease dated as of January 31, 1990 (the “Seventh Amendment”), as further amended by that certain Eighth Amendment of Lease dated as of December 31, 1991 (the “Eighth Amendment”), as further amended by that certain Ninth Amendment of Lease dated as of September 2, 1992 (“Ninth Amendment”), as further amended by that certain Tenth Amendment of Lease dated as of August 24, 1995 (the “Tenth Amendment”), as further amended by that certain Eleventh Amendment of Lease dated as of November 25, 1996 (the “Eleventh Amendment”), as further amended by that certain Twelfth Amendment of Lease dated as of March 19, 1998 (the “Twelfth Amendment”), as further amended by that certain Thirteenth Amendment of Lease dated as of August 13, 1999 (the “Thirteenth Amendment”), as further amended by that certain Fourteenth Amendment of Lease dated as of April 20, 2000 (the “Fourteenth Amendment”), as further amended by that certain Fifteenth Amendment of Lease dated as of June 7, 2002 (the “Fifteenth Amendment”), as further amended by that certain Sixteenth Amendment of Lease dated as of April 23, 2004 (the “Sixteenth Amendment”), and as further amended by that certain Seventeenth Amendment of Lease dated as of February 6, 2008 (the “Seventeenth Amendment”) (the Original Lease, together with the First Amendment, Second Amendment Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment, Eleventh Amendment, Twelfth Amendment, Thirteenth Amendment, Fourteenth Amendment, Fifteenth Amendment, Sixteenth Amendment, and Seventeenth Amendment, the “Existing Lease”), pursuant to which Tenant leases approximately 28,129 rentable square feet of space located on Floor 26, 6,000 rentable square feet of space located Floor 31, 28,803 rentable square feet of space located on Floor 32, and 28,492 rentable square feet of space located on Floor 33 for a total area of 91,424 rentable square feet (the “Premises”), as shown on Exhibit A attached hereto,  of that certain office building located at 200 Clarendon Street, Boston, Massachusetts 02117 (the “Building”).  Any capitalized terms used herein not otherwise defined shall have the respective meanings ascribed to them in the Existing Lease.

B.            Landlord and Tenant hereby desire to amend the Existing Lease on the terms and conditions set forth in this Amendment.  The Existing Lease, as amended by this Amendment, shall be referred to herein as the “Lease”.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Extension of Lease Term.  The Term with respect to the Premises currently expires on August 31, 2009 (the “Existing Expiration Date”).  Upon the mutual execution and delivery of this Amendment, the Term with respect to the Premises is hereby extended from the Existing Expiration Date to March 31, 2015 (the “New Expiration Date”).  The period from the first day immediately after the Existing Expiration Date through the New Expiration Date with respect to the Premises shall be referred to herein as the “18th Amendment Extended Term”.  During the 18th Amendment Extended Term, all references in the Existing Lease to the term “Term” with respect to the Premises shall be deemed to refer to the 18th Amendment Extended Term.  All references in this Amendment to “Term” shall mean any period during which this Lease is in effect.  During the 18th Amendment Extended Term, Tenant shall lease the Premises on all of the same terms and conditions set forth in the Lease, except as otherwise set forth herein.

Pursuant to Section 9 of the Ninth Amendment, as amended by Section 7 of the Sixteenth Amendment, Tenant has an Option to Extend the Term of the Lease.  Landlord and Tenant acknowledge that by entering into this Amendment, Tenant is hereby exercising the aforementioned Option to Extend the Term, and that except as set forth in Section 8 below, Tenant shall have no further rights to extend the Term of the Lease.  Notwithstanding the foregoing, if Tenant elects to terminate this Amendment pursuant to the terms and conditions set forth in Section 20 hereof, then, and only in that event, Tenant shall retain the Option to Extend the Term of the Lease set forth in Section 9 of the Ninth Amendment, as amended by Section 7 of the Sixteenth Amendment, except that the Exercise Date, as defined in Section 7 of the Sixteenth Amendment, shall be not later than one hundred twenty (120) days after the Effective Date set forth above.

2.             Base Rent.  From and after the mutual execution of this Amendment until the Existing Expiration Date, and in addition to all other charges payable under the Lease, Tenant shall continue to pay the monthly Base Rent with respect to the Premises in accordance with the terms and provisions of the Existing Lease.  During the 18th Amendment Extended Term, Tenant shall pay the Base Rent for the Premises in the amount of $6,171,120.00 per annum ($514,260.00 per month; $67.50 per rentable square foot of the Premises) in accordance with the terms of Paragraph 1 of the Existing Lease.

3.             Waived Rent.  Notwithstanding anything herein which may be construed to the contrary, provided there is no event of monetary or material non-monetary default by Tenant existing under the Lease, beyond all applicable notice and cure periods (an “Uncured Major Default”), at any time during the below-listed time periods in the 18th Amendment Extended Term (the “Waiver Periods”), the monthly amount of Base Rent is hereby waived by Landlord (the “Waived Rent”) as set forth below.  The foregoing waivers shall not affect Tenant’s obligation to pay additional rent or any other charges payable by Tenant under the Lease.

Waiver Periods	Waived Rent

September, 2009	$514,260.00
October, 2009	$514,260.00
September, 2010	$514,260.00
September, 2011	$514,260.00
September, 2012	$514,260.00
September, 2013	$514,260.00
September, 2014	$514,260.00

If there exists an Uncured Major Default during a Waiver Period, then Tenant shall not be entitled to the benefit of the Waived Rent for the applicable Waiver Period; provided, however, that if Tenant thereafter cures such Uncured Major Default (which cure shall be subject to Landlord’s acceptance thereof if it occurs after the applicable notice and cure period) Tenant shall thereupon have the benefit of the Waived Rent which it was denied during the period of such Uncured Major Default, as a credit against Tenant’s next due payment of Base Rent as if there had been no such Uncured Major Default.

4.             Ownership Taxes, Operating Expenses.

(a)           Ownership Taxes.  The Base Year for purposes of calculating Tenant’s Proportionate Share of Ownership Taxes with respect to the 18th Amendment Extended Term shall be the calendar year 2010, and Tenant’s Proportionate Share shall be 5.26%.  With respect to the 18th Amendment Extended Term, and any Option Terms, as hereinafter defined, all references in subparagraph (a) of Paragraph 2 of the Lease (Rent Adjustment) to the term “fiscal year” shall be deemed to mean “calendar year”.

(b)           Operating Expenses.  Subparagraphs (b) and (c) of Paragraph 2 of the Lease (Rent Adjustment) is hereby deleted in its entirety, and the provisions governing Operating Expenses set forth in Exhibit B attached hereto and incorporated herein are hereby substituted therefor.  The Base Year for purposes of calculating Tenant’s Proportionate Share of Operating Expenses with respect to the 18th Amendment Extended Term shall be the calendar year 2010, and Tenant’s Proportionate Share shall be 5.26%.

5.             Acceptance of Premises.  Tenant is currently occupying the Premises and acknowledges and hereby agrees that (i) except for furnishing the 18th Amendment Allowance, as hereinafter defined, and except as provided in the following paragraph, Landlord shall have no obligation to perform any work to prepare the Premises for Tenant’s use and occupancy and (ii) Tenant accepts the Premises in its current condition, “AS-IS,” “WITH ALL FAULTS.”  Additionally, Tenant acknowledges that Landlord has not made any representation or warranty as to the condition of the Premises or the Building with respect to the suitability or fitness of same for the conduct of Tenant’s permitted use, its business, or for any other purpose.

Landlord shall, at its sole cost and expense, install filters (and maintain and/or replace such filters throughout the 18th Amendment Extended Term) in certain of the heat registers in the Premises.  Furthermore, Landlord shall take such other reasonable actions as may be reasonably necessary, in Landlord’s good faith judgment, throughout the Term to prevent black dust from being released from any registers in the Premises.  Promptly after execution and delivery of this Amendment by both parties, Tenant and Landlord shall jointly inspect the heat registers in the Premises to determine which of them are emitting dust.  Within thirty (30) days after such joint determination, Landlord shall install filters in all affected heat registers.

6.             18th Amendment Allowance.  Landlord shall make available to Tenant a one-time tenant improvement allowance (the “18th Amendment Allowance”) for the construction costs (including, without limitation, planning, architectural, and engineering expenses, construction management fees, moving expenses, and voice and data cabling) incurred by Tenant (including architectural planning costs for The Phillips Group incurred by Tenant prior to the date of this Amendment) in refurbishing the Premises (the “Improvements”) in an amount equal to One Million Eight Hundred Twenty-Eight Thousand Four Hundred Eighty and 00/100 Dollars ($1,828,480.00).  The planning, construction and installation of the Improvements shall be performed by parties selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) in accordance with the terms of Paragraph 10 of the Existing Lease.  Landlord shall, from time to time (but not more often than monthly) within forty-five (45) days following receipt of invoices marked as paid, unconditional mechanics’ lien releases, and such other information as Landlord may reasonably request with respect to the Improvements, reimburse Tenant for the cost of the Improvements; provided, however, that in no event shall Landlord be obligated to make disbursements pursuant to this Section 6 in a total amount which exceeds the 18th Amendment Allowance.  Tenant may elect to use a portion of the 18th Amendment Allowance in an amount not to exceed $457,120.00 ($5.00 per rentable square foot of the Premises) (the “Reserved Allowance”) (i) for the purchase and installation of future Improvements in the Premises and/or (ii) as a credit against Base Rent and any additional rent due under the Lease.

It is understood and agreed that subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed, Tenant may select the construction manager of its choice and shall not be required to use Landlord or an affiliate of Landlord as construction manager.  Although Tenant has not yet chosen its construction manager or architect, Landlord hereby approves the use by Tenant of CB Richard Ellis-NE Partners, LP as construction manager, and The Phillips Group as architect, in the event that Tenant elects to use either or both of these companies for such purposes.

7.             Assignment and Subletting.

(a)           The language added as insertion #4 to the first sentence of Paragraph 8 of the Lease is hereby deleted in its entirety and replaced with the following language:

“provided, however, that Tenant may, without the prior written consent of Landlord (but with prior written certification to Landlord from Tenant’s chief financial officer that the financial test set forth in subsection (i) below has been met, if applicable) assign or sublet the Premises to a Permitted Transferee as such term is hereinafter defined, but provided further that no such assignment or subletting shall affect Tenant’s continuing liability hereunder.  For purposes of this Lease, (i) an “Assignee” is hereby defined as a business entity into which Tenant is merged or with which Tenant is consolidated, or which acquires all or substantially all of the stock or assets of Tenant, which business entity shall have a net worth (determined in accordance with generally accepted accounting principles, consistently applied) immediately after such merger, consolidation or acquisition at least equal to the greater of (x) One Hundred Twenty Million and 00/100 Dollars ($120,000,000.00) and (y) seventy-five percent (75%) of the net worth (determined in accordance with generally accepted accounting principles, consistently applied) of Tenant immediately prior to such merger, consolidation or acquisition, and (ii) an “Affiliated Entity” is hereby defined as any entity which is controlled by, is under common control with, or which controls Tenant, control being defined as the direct or indirect ownership of more than fifty (50%) percent of the beneficial interest of the entity in question (individually and collectively, a “Permitted Transferee”).”

From and after the Effective Date, all references in the Lease to the language “an affiliate as that term is defined in Rule 144 promulgated under the Securities Act of 1933” shall be deleted in its entirety, and all references in the Lease to “an affiliate” shall be deemed to mean a Permitted Transferee.

(b)           The last sentence of Paragraph 8 of the Lease is deleted in its entirety and is replaced with the following:  “Landlord agrees that its consent to a proposed assignment or subletting shall not be unreasonably withheld provided Tenant remains primarily liable hereunder.”  In addition, Paragraph 8 of the Lease is hereby amended by adding the following language:

“If Landlord consents to an assignment of the Lease or a sublease of all or any portion of the Premises (the “Subject Space”) (each, a “Transfer”), as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium (as hereinafter defined) as and when received by Tenant from such assignee or subtenant (each, a “Transferee”).  “Transfer Premium” shall mean all Base Rent and additional rent (collectively, “Rent”), or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent payable by Tenant under the Lease during the term of the Transfer (on a per-rentable-square-foot basis if less than all of the Premises is transferred) after deducting the reasonable expenses incurred by Tenant for (i) any free base rent, allowances or other economic concessions provided to the Transferee, (ii) any brokerage commissions, advertising costs, legal fees, architectural fees, and reasonable leasehold improvement costs in connection with the Transfer, (iii) in the case of any sublease, any actual costs incurred by Tenant in separately demising the subleased space, and (iv) any other reasonable costs incurred in connection with the Transfer.  Transfer Premium shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to

Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.  In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Paragraph 8), the Rent paid by Transferee and by Tenant during each annual period for the Subject Space shall be computed after adjusting such rent as aforesaid.  It is expressly understood and agreed that this paragraph shall not apply to any assignment or sublease for which Landlord’s consent is not required under the Lease.

Notwithstanding anything to the contrary contained in this Paragraph 8, if Tenant delivers to Landlord a notice of Tenant’s desire to Transfer all or substantially all of the Premises on the terms and conditions set forth in the Lease for all or substantially all of the balance of the applicable Term (the “Transfer Notice”), Landlord shall have the option, by giving written notice (the “Recapture Notice”) to Tenant within thirty (30) days (which period shall be shortened to twenty (20) days after 100 & 200 Clarendon LLC transfers all of its interests in the Building to an unrelated third party) after receipt of such Transfer Notice, to recapture the portion of the Premises which Tenant desires to transfer as identified in such Transfer Notice (the “Transfer Space”); provided, however, that Tenant shall have the right to nullify Landlord’s election to recapture the Transfer Space if Tenant delivers written notice (the “Withdrawal Notice”) to Landlord withdrawing Tenant’s Transfer Notice within ten (10) days after Tenant’s receipt of the Recapture Notice.  Unless Tenant timely delivers the Withdrawal Notice, such Recapture Notice shall cancel and terminate the Lease with respect to the Transfer Space as of the later of (i) the date stated in the Transfer Notice as the effective date of the proposed Transfer and (ii) ninety (90) days following the giving of the Recapture Notice.  In the event of a recapture by Landlord, if the Lease shall be canceled with respect to less than the entire Premises, the Rent reserved therein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and the Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  If Landlord declines, or fails to elect in a timely manner to recapture the Transfer Space under this Section 7, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Transfer Space to the proposed Transferee within one hundred eighty (180) days after the date of the Transfer Notice, subject to the provisions of this Section 7 and the Existing Lease.  Tenant acknowledges and agrees that if Tenant delivers the Withdrawal Notice, Landlord may enter into a direct lease with the proposed Transferee identified in the applicable Transfer Notice on such terms and conditions as are acceptable to Landlord in its sole and absolute discretion, and Tenant shall have no right, title or interests to any of the rent, additional rent and/or any other consideration that Landlord receives from such Transferee.  It is expressly understood and agreed that Landlord shall have no recapture right for any assignment or sublease for which Landlord’s consent is not required under the Lease.

In no event shall Tenant be permitted to sublease the Premises or assign the Lease to a Restricted Occupant, as hereinafter defined.  For purposes hereof, a “Restricted Occupant” shall be defined as any tenant (or any subtenant or occupant whose sublease or occupancy agreement is dated prior to the Effective Date) of premises in the Building (“Occupant”) unless such Occupant’s need, as to the size of premises and length of term, cannot then (i.e., at the time that Tenant requests Landlord’s consent to a Transfer to such Occupant) be satisfied by

Landlord.  Landlord shall confirm to Tenant, in writing within ten (10) business days of receipt of Tenant’s written request, as to whether or not Landlord has comparable space to offer such Occupant.”

8.             Options to Extend.

As noted above, pursuant to Section 9 of the Ninth Amendment, as amended by Section 7 of the Sixteenth Amendment, Tenant has an Option to Extend the Term of the Lease.  Landlord and Tenant acknowledge that by entering into this Amendment, Tenant is hereby exercising the aforementioned Option to Extend the Term, and that except as set forth in Section 8 below, Tenant shall have no further rights to extend the Term of the Lease.

On the conditions (which conditions Landlord may waive, at its election, by written notice to Tenant at any time) that both at the time Tenant exercises the extension option(s) described below and on the commencement date of the applicable Option Term, (i) Tenant is not in default of its covenants and obligations under the Lease beyond all applicable notice and cure periods, and (ii) Tenant has not subleased more than one (1) full floor of the Premises then demised to Tenant other than to a Permitted Transferee, Tenant shall have the right and option to extend the Term for either (x) the entire Premises plus the 22,778 rentable square feet of office space on Floor 31 of the Building that Tenant is currently subleasing from John Hancock Financial Services, Inc., through March 31, 2015 (collectively, “Extension Premises A”) or (y) Floors 26, 32, and 33 only (collectively, “Extension Premises B”), in either case for two (2) additional periods of five (5) years each (each five-(5)-year period to be referred to hereinafter as an “Option Term”), provided that Tenant shall give written notice (“Extension Notice”) to Landlord on or before the date that is not less than sixteen (16) months prior to, but not more than nineteen (19) months prior to, the expiration of the then current Term (the “Exercise Date”), the first such Option Term commencing as of the expiration of the 18th Amendment Extended Term and the second such Option Term commencing as of the expiration of the first (1st) Option Term.  Notwithstanding the foregoing, only in connection with Tenant’s lease of any RFO Premises, as more fully set forth in Section 9(a) hereof, Tenant may send Landlord an Extension Notice on or before the date twenty-four (24) months prior to the expiration of the then current Term.  If Tenant elects to extend the Term of the Lease hereunder, then at the time Tenant delivers its Extension Notice for the first Option Term, Tenant shall specify either Extension Premises A or Extension Premises B as the Premises for which the Term is being extended for the Option Term(s), and if Tenant fails to specify same, Tenant shall be deemed to have exercised its option to extend the Term for Extension Premises A defined above.

If an option is duly exercised as aforesaid, the then current Term shall be automatically extended for the applicable Option Term commencing on the date immediately following the expiration of the then current Term (the “Option Term Commencement Date”) upon all of the same terms and conditions contained in the Lease except that Base Rent shall be determined as hereinafter provided.  In the event that an option to extend is duly exercised, all references contained in the Lease to “Term” or “18th Amendment Extended Term”, whether by number of years or number of months, shall be construed to refer to the then current Term as extended by the exercise of the aforesaid option(s), whether or not specific reference thereto is made in the Lease.  In exercising any option hereunder, Tenant acknowledges that time is of the essence.

Base Rent during the applicable Option Term shall be equal to the then Fair Rental Value for the Premises (as defined and determined below).

For purposes of this Section 8, “Fair Rental Value” shall mean the annual fair rental for the Premises that would be agreed upon between a landlord and a tenant executing a lease in a comparable building of comparable age for comparable square footage located in Boston for a comparable term in light of all the other business terms of the Lease, assuming the following:

(a)           the landlord and tenant are well informed and well advised, and each is acting in what it considers its own best interests;

(b)           the rental shall reflect the condition of the Premises and all residual value of any improvements to the Premises;

(c)           the method by which square footage is measured is similar to the method used to measure the Premises; and

(d)           the creditworthiness of the tenant is similar to the creditworthiness of Tenant at the time the option to extend the Lease is exercised.

For purposes of this Section 8, the determination of the Fair Rental Value specified above shall include consideration of all adjustments, if any, for Ownership Taxes and Operating Expenses attributable to the Premises.  Effective as of the applicable Option Term Commencement Date and for the duration of the applicable Option Term, the Base Year for determining Tenant’s Proportionate Share of Ownership Taxes and Tenant’s Proportionate Share of Operating Expenses shall be the calendar year ending immediately prior to the applicable Option Term Commencement Date (i.e., 2014 for an Option Term commencing in 2015).

Within thirty (30) days after receipt of Tenant’s Extension Notice, Landlord shall initially designate Fair Rental Value and Landlord shall furnish data in support of such designation.  If Tenant disagrees with Landlord’s designation of a Fair Rental Value, Tenant shall so notify Landlord within ten (10) business days after receipt of Landlord’s designation, whereupon Landlord and Tenant shall negotiate in good faith for thirty (30) days (“Negotiation Period”).  If the parties cannot agree in the Negotiation Period as to the amount of Fair Rental Value, then the determination of Fair Rental Value shall immediately be submitted to arbitration in accordance with the following procedure.

Within fifteen (15) days after the Negotiation Period, each of Landlord and Tenant shall appoint an appraiser and shall notify the other of same.  If either party fails to give notice to the other identifying an appraiser within the time provided, and such failure continues for ten (10) business days after notice from the other party (which notice shall state in a prominent position, in bold face type and all capital letters, “WARNING:  FAILURE TO RESPOND TO THIS NOTICE WITHIN TEN (10) BUSINESS DAYS WILL RESULT IN LOSING YOUR RIGHT TO NAME AN APPRAISER TO DETERMINE RENT DURING THE EXTENSION OPTION TERM”), said party shall be deemed to have waived the right to identify an appraiser, and the decision of the other party’s appraiser shall control If two appraisers are selected, they must within fifteen (15) days after the selection of the second agree to a third appraiser.  If the two appraisers fail to identify the third appraiser within such fifteen-(15)-day period, then either Landlord or Tenant may petition the American Arbitration Association (or its equivalent) having jurisdiction over the Premises for the appointment of the third appraiser.  The three appraisers must each, within thirty (30) days after the appointment of the third appraiser, simultaneously deliver to Landlord and Tenant their expert opinions of the Fair Rental Value in question.  The Fair Rental Value is the rent proposed by either the appraiser selected by Landlord or the appraiser selected by Tenant that is closest to the rent determined by the third appraiser.  Landlord and Tenant each have the right, to be exercised within fifteen (15) days after the appointment of the third appraiser, to submit written materials to the appraisers and the other party not in excess of fifteen (15) pages in length and may submit a reply of not more than five (5) pages within five (5) days after receipt of the other party’s submission.  There must be no hearings or other contact between the appraisers and the parties hereto.  Each party must pay the cost of the appraiser selected by it and one half of the cost of the third appraiser.  All appraisers must be independent, disinterested, and must have the designation MAI, SRA or equivalent and must have not less than five (5) years’ experience appraising lease rents in the business market wherein the Premises are located.  The appraisers may, but need not, present formal written appraisals supporting their opinion but must, in any event, certify that the report was conducted in accordance with professional standards.  The decision of this appraisal process is binding upon the parties and is not subject to appeal to a court or other body except for claims based upon fraud.

9.             Right of First Offer.  Section 8 of the Sixteenth Amendment of Lease is hereby deleted in its entirety, and the following language is substituted therefor:

On the conditions (which conditions Landlord may waive, at its election, by written notice to Tenant at any time) that both at the time Landlord is required to give Landlord’s Notice, as hereinafter defined, and as of the Commencement Date in respect of the RFO Premises, as hereinafter defined, (i) Tenant is not in default of its covenants and obligations under the Lease beyond all applicable notice and cure periods, and (ii)  Tenant has not subleased more than one (1) full floor of the Premises then demised to Tenant other than to a Permitted Transferee, then Tenant shall have the following right to lease the RFO Premises when the RFO Premises become available for lease to Tenant, as hereinafter defined.

(a)                                  Definition of RFO Premises

The “RFO Premises” shall be defined as any separately demised area on Floor 30 of the Building, when such area becomes available for lease to Tenant during the Term, as the same may be extended.  For the purposes of this Section 9, an RFO Premises shall be deemed to be “available for lease to Tenant” if, during the Term of the Lease, Landlord, in its sole judgment, determines that such area will become available for leasing to Tenant (i.e., when Landlord determines that the then current tenant of such RFO Premises will terminate its lease and vacate such RFO Premises, John Hancock Financial Services, Inc., or any other tenant having prior rights as set forth in Section 9(e) below, has not exercised its right to lease the RFO Premises, and when Landlord intends to offer such area for lease).  Landlord shall give Tenant written notice (“Offer Notice”) at the time that Landlord determines, as aforesaid, that the RFO Premises will become available for lease to Tenant.

In the event there are less than two (2) years remaining in the Term or in the first Option Term, if applicable, at the time Landlord gives Tenant an Offer Notice, then in order for Tenant to exercise Tenant’s Right of First Offer, Tenant must simultaneously send Landlord its Exercise Notice for the next Option Term, as set forth in Section 8 above.  In no event shall Tenant have any rights, and Landlord shall not be required to provided Tenant with an Offer Notice, under this Section 9 on or after the date sixteen (16) months prior to the expiration of the then-current Term of the Lease unless, with respect to the 18th Amendment Extended Term or the first Option Term, Tenant has exercised either the first or second option to extend pursuant to Section 8 above, as the case may be.  Notwithstanding the foregoing, this paragraph is not intended to increase the number of extension options, which shall be limited to two (2) as set forth in Section 8 of this Amendment.

(b)                                 Exercise of Right to Lease RFO Premises

Landlord’s Offer Notice shall set forth the exact location of the RFO Premises, the Base Rent and Base Years (if applicable) applicable to the RFO Premises, and the Commencement Date and Expiration Date in respect of the RFO Premises.  Tenant shall have the right, exercisable upon written notice (“Tenant’s Exercise Notice”) given to Landlord within fifteen (15) business days after the receipt of Landlord’s Notice, to lease the RFO Premises.  If Tenant fails timely to give Tenant’s Exercise Notice, Tenant shall have no further right to lease such RFO Premises pursuant to this Section 9, provided, however, that this Right of First Offer shall (1) continue to apply to any portions of the RFO Premises that were not included in Landlord’s Offer Notice, (2) apply again to the RFO Premises included in Landlord’s Offer Notice if Landlord fails to enter into a lease document for such RFO Premises within twelve (12) months after Tenant waives this Right of First Offer as to such RFO Premises, (3) apply again to the RFO Premises included in Landlord’s Offer Notice if Landlord desires to offer the RFO Premises to another party where the net effective rate of the basic economic terms for such RFO Premises (taking into account free rent, allowances, tenant improvements, build-out periods without rent, and any other concessions) is ten percent (10%) or more below the net effective rate of the basic economic terms that were contained in Landlord’s Offer Notice to Tenant hereunder, (4) apply again to the RFO Premises included in Landlord’s Office Notice if the RFO Premises being offered by Landlord is less than 85% or more 115% of the rentable square footage of space in Lanldord’s Offer Notice to Tenant hereunder, and (5) apply again to the RFO Premises included in Landlord’s Offer Notice after Landlord leases the RFO Premises to a third party and such lease expires or is terminated.  Upon the timely giving of Tenant’s Exercise Notice, Landlord shall lease and demise to Tenant, and Tenant shall hire and take from Landlord, such RFO Premises, upon all of the same terms and conditions of the Lease except as hereinafter set forth.  Time is of the essence with respect to the provisions of this Section 9(b).

(c)                                  Lease Provisions Applying to RFO Premises

The leasing to Tenant of such RFO Premises shall be upon all of the same terms and conditions of the Lease, except as follows:

(1)           Commencement Date.  The Commencement Date in respect of such RFO Premises shall be the date that Landlord delivers such RFO Premises to Tenant.

(2)           Expiration Date.  Until such time as a particular RFO Premises has been declined by Tenant and subsequently leased by a third party, the term for such RFO Premises shall be coterminous with the Term of the Lease.  If a particular RFO Premises has been declined by Tenant and subsequently leased by a third party, then the expiration date for the term of any future offer of such RFO Premises to Tenant pursuant to this Section 9 shall be the date set forth in Landlord’s Offer Notice.

(3)           Base Rent and Base Years.  The Base Rent and Base Years (if applicable) in respect of such RFO Premises shall be as set forth in Landlord’s Offer Notice.

(4)           Condition of RFO Premises.  Tenant shall take such RFO Premises “as-is” in its then (i.e., as of the date of premises delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare any RFO Premises for Tenant’s occupancy, except as may be set forth in the Offer Notice.

(d)           Execution of Lease Amendments

Notwithstanding the fact that Tenant’s exercise of the above-described option to lease an RFO Premises shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of an RFO Premises.  The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of the herein option to lease the RFO Premises, unless otherwise specifically provided in such lease amendment.

(e)           Subordinate Rights.

Notwithstanding anything to the contrary herein contained, Tenant’s Right of First Offer under this Section 9 is subject to and subordinate to the existing rights of John Hancock Financial Services, Inc. and the superior rights existing as of the date of this Amendment of the tenants in the Building, whether these rights be extension, expansion, first offer or first refusal rights (“Superior Rights”).

10.          Parking.  Notwithstanding anything to the contrary set forth in the Existing Lease, with respect to the 18th Amendment Extended Term, Landlord shall make available to Tenant at the then prevailing market rate, as such rate may vary from time to time, (i) forty-five (45) parking permits (the “Authorized Parking Permits”) and (ii) subject to availability, twenty (22) additional parking permits on a month-to-month basis (the “Additional Parking Permits”) (collectively, the “Parking Permits”).  The number of Authorized Parking Permits available to Tenant shall increase proportionately at the ratio of one (1) parking permit per 2000 rentable square feet of any RFO Premises leased pursuant to Section 9 above.  Either Landlord or Tenant may terminate the use of any Additional Parking Permits upon thirty (30) days’ prior written notice to the other party.  In addition, (a) Tenant may terminate the use of any Authorized

Parking Permits upon thirty (30) days’ prior written notice to Landlord and (b) Tenant may then add such Authorized Parking Permits back from time to time (but not more frequently than every six (6) months), subject to availability (in Landlord’s reasonable discretion), and subject to the limits herein on the number of such Authorized Parking Permits that are available to Tenant.  As of the date of this Amendment, the current market rate for the Parking Permits is $360.00 per Parking Permit per month, subject to change from time to time (provided, however, that the rate charged to Tenant for such Parking Permits from time to time shall not exceed the then-prevailing rate at comparable garages in the Back Bay).

If for any reason Tenant shall fail timely to pay the charge for the Parking Permits, such failure shall be deemed a failure to pay additional rent hereunder.

11.          Signage.  Provided that Landlord has not instituted legal proceedings to evict Tenant for a default under the Lease beyond all applicable notice and cure periods, Landlord agrees that it will not grant greater lobby signage rights to a Competitor (as hereinafter defined) of Tenant than those granted to Tenant hereunder, unless Landlord also offers reasonably equivalent (with size determined on a pro rata basis based on the rentable square footage) signage rights to Tenant, at Tenant’s sole cost and expense.  For purposes of this provision, a “Competitor” shall mean any entity listed on Exhibit D attached hereto and incorporated herein.  Tenant may from time to time, but not more frequently than two times per year, provide a written notice to Landlord (“Tenant’s Competitor Notice”) updating Exhibit D by adding names to and/or deleting names from Exhibit D.  In no event shall the total number of Competitors exceed ten (10) names at any time during the Term.  If a Competitor is (a) a tenant open for business on the date of this Amendment or any assignee or sublessee of any such tenant or any renewal or extension of the lease or occupancy agreement of such tenant, or (b) a tenant whose lease or occupancy agreement is dated prior to the date of this Amendment or any assignee or sublessee of any such tenant or any renewal or extension of the lease or occupancy agreement of such tenant, or (c) a tenant who has been permitted to assume a lease or occupancy agreement or otherwise operate its business in the Building based upon or as a result of a bankruptcy, insolvency or similar action, or (d) a business operated by Tenant, its parent corporation, wholly owned subsidiary corporation or affiliated corporation, or (e) any tenant who has been permitted to operate as a result of an action or order by a court of competent jurisdiction, or (f) any entity with whom Landlord is actively negotiating to lease space in the Building as of the date of this Amendment, then this paragraph will apply to any new signage rights granted by Landlord, but will not apply to any such rights in existence as of the Effective Date.

Tenant shall continue to have the right to Building standard signage in the elevator lobby of each floor occupied by Tenant, subject to Landlord’s reasonable approval as to the particulars of such signage.  Tenant shall continue to have the right to Building standard inclusion (consistent with the size of the Premises) on the Building’s directory.

12.          Other Amendments to Existing Lease.

(a)           Legal Holidays.  Exhibit 1 of the Original Lease is hereby deleted in its entirety, and the Exhibit 1 attached hereto is substituted therefor.

(b)           Janitorial Specifications.  Exhibit 2 of the Original Lease is hereby deleted in its entirety, and the Exhibit 2 attached hereto is substituted therefor.

(c)           Internal Staircase.  Tenant shall continue to have the right set forth in Section 14 of the Fifteenth Amendment to construct an internal staircase between the space occupied by Tenant on the 31st and 32nd floors and the right set forth in Section 8 of the Ninth Amendment to construct an internal staircase between the space occupied by Tenant on the 32nd and 33rd floors.

(d)           Cafeteria.  Landlord agrees that, during the period when the Building is owned by an affiliate of Broadway Partners, there shall be a cafeteria operating in the Building which is open to Tenant’s employees.  Such agreement shall not limit the size, location, configuration, operator, subsidy (if any) or any other features of the cafeteria, all of which Landlord shall be entitled to change from time to time.  Landlord shall be entitled to close the cafeteria from time to time for (i) remodeling or relocation, (ii) change in operators, and (iii) fire, casualty, emergency or other causes beyond Landlord’s reasonable control.  Furthermore, Landlord shall be entitled to include the utilities costs of operating the cafeteria in Operating Expenses.

(e)           Overtime Heating, Ventilating, and Air Conditioning (“HVAC”).  Notwithstanding the provisions of Paragraph 3 of the Lease, during such hours, if any, that Tenant is utilizing overtime HVAC when at least five (5) full floors of the Building are also utilizing overtime HVAC, the otherwise applicable overtime HVAC charge shall be reduced by twenty-five percent (25%).  The overtime HVAC charge shall otherwise be consistent with the then-prevailing rate at comparable buildings in the Back Bay (the current charge being $130/floor/hour, which Tenant acknowledges is consistent with such prevailing rate).

13.          Inapplicable/Deleted Lease Provisions.  Section 10 (Additional Expansion Option) of the Fifteenth Amendment of Lease is hereby deleted in its entirety and is of no further force and effect.

14.          Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, excepting only Cushman & Wakefield of Massachusetts, Inc. (the “Landlord’s Broker”) and CB Richard Ellis-NE Partners, LP (the “Tenant’s Broker”) (Tenant’s Broker together with Landlord’s Broker, the “Brokers”) and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than Brokers.  The foregoing indemnity shall survive the expiration or sooner termination of the Lease.  Landlord shall pay Landlord’s Broker pursuant to the terms and conditions of a separate agreement between Landlord and Landlord’s Broker, and Landlord’s Broker shall pay Tenant’s Broker pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker.

15.          Certification as to Lease.  Tenant certifies that (a) the Existing Lease is in full force and effect, (b) to Tenant’s knowledge, there are no uncured defaults on the part of Tenant or Landlord under the Existing Lease, and (c) except for the 18th Amendment Allowance set forth in Section 6 of this Amendment, there are no outstanding obligations by Landlord to Tenant related to any tenant improvements to the Existing Premises, including, but not limited to, any tenant improvement allowance.

16.          Effectiveness of Lease.  The Existing Lease, except as amended hereby, remains unmodified, and the Existing Lease remains in full force and effect.  In case of any inconsistency between the provisions of the Existing Lease and this Amendment, the provisions of this Amendment shall govern.

17.          Authority. Each party represents and warrants to the other that (i) it is duly organized and validly existing in good standing under the laws of The Commonwealth of Massachusetts and possesses all licenses and authorizations necessary to carry on its business, (ii) it has full power and authority to carry on its business, enter into this Amendment and consummate the transaction contemplated by this Amendment, (iii) the individual executing and delivering this Amendment on its behalf has been duly authorized to do so, (iv) this Amendment has been duly executed and delivered by it, (v) this Amendment constitutes its valid, legal, binding and enforceable obligation, (vi) the execution, delivery and performance of this Amendment by it will not cause or constitute a default under, or conflict with, the organizational documents of it or any agreement to which it is a party, (vii) the execution, delivery and performance of this Amendment by it will not violate any applicable law, and (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of such party for the execution, delivery and performance of this Amendment have been obtained or made.

18.          Miscellaneous.  This Amendment shall be governed by and construed in accordance with laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.  No amendment, modification, waiver or discharge of this Amendment or of the Existing Lease, or any provision hereof (including, without limitation, this sentence) or thereof shall be valid or effective unless in writing and signed by the party against whom enforcement of such amendment, modification, waiver or discharge is sought and then only to the extent set forth in such writing.  This Amendment, together with the Existing Lease, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, representations, understandings and agreements, whether written or oral, all of which are merged into the Existing Lease, as amended by this Amendment.  This Amendment shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Amendment may have been physically prepared by one of the parties, or such party’s counsel, it being agreed that all parties and their respective counsel have mutually participated in the negotiation and preparation of this Amendment.

19.          Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, together shall constitute one document.

20.          Lender’s Consent/SNDA.  Landlord shall, within thirty (30) days after the Effective Date, obtain (i) the written approval of this Amendment by Landlord’s lender (the “Lender”) and (ii) a Subordination, Non-Disturbance, and Attornment Agreement (“SNDA”) from Lender in the form attached hereto as Exhibit C.  In the event the Lender disapproves of this Amendment, Landlord agrees to promptly inform Tenant of such disapproval after Landlord’s receipt of notice thereof.  Landlord shall use commercially reasonable efforts to obtain an SNDA from any future lender on such lender’s then current standard form of agreement with such commercially reasonable changes as Tenant and such lender shall mutually agree.  In the event Landlord is unable to deliver Lender’s written approval of this Amendment and an SNDA from Lender to Tenant within sixty (60) days after the Effective Date, then Tenant shall have the option to the terminate this Amendment upon written notice to Landlord within ten (10) business days thereafter.

21.          Relocation Right.  Tenant acknowledges that the tenant under that certain Lease between Landlord and Dechert dated as of September 17, 2002 (“Dechert Tenant”) has an expansion right for a portion of the 26th floor and that if Dechert Tenant exercises that right, Landlord shall have the right to relocate Tenant from a portion of the 26th floor (the “Surrender Premises”) in accordance with the following terms and conditions.  Within twenty (20) days after receipt of Landlord’s Relocation Notice, as hereinafter defined, Tenant shall have the right to designate the Surrender Premises, provided that the same (i) contain between 7,000 rentable square feet and 7,500 rentable square feet, and (ii) have a layout, ingress, egress and access that are commercially reasonable.

(a)           Landlord shall provide Tenant with at least nine (9) months’ prior written notice (“Landlord’s Relocation Notice”) of (i) the date (the “Relocation Date”) that Landlord intends to relocate Tenant from the Surrender Premises, which Relocation Date shall occur between June 1, 2009 and December 1, 2010, and (ii) the location of the new space in the Building, which new space shall be located on or above the nineteenth (19th) floor (the “Relocation Premises”).  The Relocation Premises shall contain substantially the same rentable square footage as the Surrender Premises; however, in the event that the Relocation Premises are larger than the Surrender Premises, Tenant shall continue to pay Annual Rent and additional rent based on the rentable square footage of the Surrender Premises.  If the Relocation Premises are not acceptable to Tenant, then Tenant may elect to terminate the Lease with respect to the Surrender Premises by giving Landlord written notice of its election within sixty (60) days after Landlord’s Relocation Notice, in which event the termination date with respect to the Surrender Premises shall be the Relocation Date.

(b)           If Tenant does not elect to terminate the Lease with respect to the Surrender Premises, (i) Landlord, at Landlord’s sole cost and expense, shall build out the Relocation Premises so that the Relocation Premises have substantially the same design, construction, and finish as the Surrender Premises and (ii) Tenant shall not be obligated to make any payments of Base Rent or additional rent on account of Operating Expenses and Ownership Taxes at the rates in effect on the Relocation Date for the first (1st) month following the Relocation Date.

(c)           Landlord shall be responsible for all reasonable and customary costs of relocating Tenant to the Relocation Premises, including moving expenses and the cost of relocating Tenant’s personal property, furniture, equipment, telephone and data transmission systems (including wiring and cabling), and the cost of replacing Tenant’s existing supply of stationery, if necessary.

(d)           Except as otherwise set forth herein, Tenant’s leasing of the Relocation Premises shall be upon all of the same terms and conditions of the Lease.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the first date written above.

LANDLORD:

100 & 200 Clarendon LLC,

a Delaware limited liability company

By:	/s/ Jonathon K. Yormak
	Name:	Jonathon K. Yormak
	Title:	Authorized Signatory

TENANT:

CRA International, Inc.,

a Massachusetts corporation

By:	/s/ Wayne Mackie
	Name:	Wayne Mackie
	Title:	Chief Financial Officer

EXHIBIT A

PLAN OF PREMISES

EXHIBIT B

OPERATING EXPENSES

1.                                      Definitions of Key Terms Relating to Operating Expenses.  As used in this Exhibit B, the following terms shall have the meanings hereinafter set forth:

1.1          “Base Year” shall mean the period set forth in Section 4 of this Amendment.

1.2          “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

1.3          “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during the Base Year or any Expense Year, as applicable, because of or in connection with the management, maintenance, security, repair, replacement, restoration or operation of the Building, or any portion thereof.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:  (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Building and any commercially reasonable deductible amounts paid by Landlord; (iv) the cost of landscaping, snow removal, trash removal, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Building; (vi) fees and other costs, including management fees not to exceed the lesser of (a) the fee actually paid by Landlord to its managing agent pursuant to its management agreement and (b) four percent (4%) of annual gross rentals (including additional rent) and other income from the Building, consulting fees, legal fees and accounting fees, in connection with the management, operation, maintenance and repair of the Building; (vii) payments under any equipment rental agreements and the fair rental value of any management office space up to a maximum of seven thousand (7,000) rentable square feet (which need not be contiguous space); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons to the extent engaged in the operation, maintenance and security of the Building; (ix) payments, fees or charges under any easement, license, operating agreement, declaration, restrictive covenant, or any instrument pertaining to the sharing of costs by the Building; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of pest control, janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building, or any portion thereof; (xiii) amortization in accordance with generally accepted accounting principles (“GAAP”) of the costs of capital expenditures (including leased capital improvements and equipment) and reasonable financing charges for (A) items that are primarily for the purpose of reducing or avoiding increases in Operating Expenses in Landlord’s good faith estimate, (B) replacing, modifying and/or adding improvements or equipment with respect to life safety systems of the Building or for the security of the Building and/or its occupants, and/or their contractors, agents, invitees and guests, or (C) replacing, modifying and/or adding improvements or equipment mandated by any Governmental Requirement, as hereinafter defined (including, but not limited to, access laws) enacted or which take effect after the date of this Lease and any repairs, disposals or removals necessitated thereby; provided, however, that any capital expenditure shall be amortized with interest over its useful life as Landlord shall reasonably determine, except that as to capital expenditures under clause (A) above, the inclusion in Operating Expenses shall not in any event exceed the annual savings and avoidance of cost increases in Operating Expenses reasonably anticipated to result therefrom; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Ownership Taxes” as that term is defined in Paragraph 2(a) of the Lease.  The following costs and expenses shall be excluded from Operating Expenses:  (a) expenses relating to leasing space in the Building (including tenant improvements, tenant allowances, leasing and brokerage commissions and advertising and marketing expenses); (b) legal fees and disbursements incurred for collection of tenant accounts or negotiation of leases, or relating to disputes between Landlord and other tenants and occupants of the Building; (c) capital items not specifically permitted by this Section 1.3; (d) Ownership Taxes; (e) except to the extent specifically includable in Operating Expenses under Section 1.3, costs of restoring any portion of the Building following a casualty, but only to the extent of any amounts actually received by Landlord on account of proceeds of insurance (or if Landlord fails to maintain any insurance which it is required to maintain hereunder, the amount of any insurance proceeds that Landlord would have received had it maintained such insurance), provided that any costs of restoring any portion of the Building following a casualty which are not excluded from Operating Costs under this Section 1.3 and which are required to be capitalized under GAAP shall be included in Operating Expenses only to the extent permitted under this Section 1.3; (f) except to the extent specifically provided in this Section 1.3, depreciation or payments of principal and interest on any mortgages upon the Building or any other debt of Landlord; (g) payments of ground rent pursuant to any ground lease covering the Building; (h) the costs of any service or facility provided to any other tenant or occupant in the Building which either (I) Landlord is not supplying, furnishing or making available to Tenant or (II) is supplied or furnished to Tenant with separate or additional charge including consumption of electricity for so-called “lights and plugs”; (i) the cost of any work performed for any other tenant or occupant in the Building which either (I) is not performed for Tenant or (II) is performed for Tenant with separate or additional charge; (j) payments made by Landlord to a company or other entity affiliated with Landlord for goods and services to the extent that such payments exceed the amounts that would have been paid to independent third parties for goods and services of like kind; (k) any cost expressly excluded from Operating Expenses elsewhere in the Lease; (l) the cost of decorating, redecorating, or making tenant installations incurred in connection with preparing space for a new tenant (or retaining a tenant); (m) wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners of Landlord who do not provide services in connection with the management of the Building; (n) except as otherwise expressly provided above, any charge for depreciation or amortization of the Building or equipment and any interest or other financing charge; (o) any charge for Landlord’s income taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord’s business; (p) costs associated with the sale, financing or refinancing of the Building, including, without limitation, advertising,  marketing, consulting or brokerage commissions; (q) costs associated with the acquisition, sale or financing of the fee, ground lease, air rights or development rights with respect to the Building; (r) all costs and expenses of operation of any garage space, health club, restaurants and commercial space in the Building; (s) all other items for which another party compensates or pays so that Landlord shall not recover any item of cost more than once (but excluding general payments of additional rent pursuant to this Section 1.3 and the same or comparable provisions in the leases of other tenants of the Building); (t) the cost of any electric current furnished to the Premises or any rentable area of the Building for purposes other than the operation of building equipment and machinery and the lighting of public toilets, stairways, shaftways, and building machinery or fan rooms; (u) the cost of any item to the extent that Landlord is reimbursed for same from insurance proceeds actually received by Landlord; (v) any expenses required to be capitalized under GAAP and payments in respect thereof not specifically permitted by Section 1.3(xiii) above; and (w) costs incurred to comply with Laws relating to Hazardous Substances which were in existence in the Building prior to the date hereof in violation of Governmental Regulations in effect on the date hereof.  For purposes of the Lease, “Governmental Regulations” shall be defined as all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities.

If during any or all of a portion of the Base Year or any subsequent Expense Year, Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had furnished such work or service to such tenant.  If the Building is less than ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Building been ninety five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.  In no event shall the component of Operating Expenses relating to electrical costs in any Expense Year be deemed to be less than the component of Operating Expenses relating to electrical costs which is included in the Base Year.

2.             Calculation and Payment of Additional Rent.  If for any Expense Year ending or commencing within the Lease Term, Tenant’s Proportionate Share of Operating Expenses for such Expense Year exceeds Tenant’s Proportionate Share of Operating Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 3, below, as additional rent, an amount equal to the excess (the “Operating Expense Excess”)

3.             Statement of Operating Expenses and Payment by Tenant.  Landlord shall endeavor to deliver to Tenant within one hundred twenty (120) days following the end of each Expense Year, a statement (the “Statement”) which shall state the Operating Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Operating

Expense Excess.  Within thirty (30) days after receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Operating Expense is present, Tenant shall pay the full amount of the Operating Expense Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4 below.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Exhibit B.  Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of Operating Expenses for the Expense Year in which this Lease terminates, if an Operating Expense Excess is present, Tenant shall pay to Landlord such amount within thirty (30) days after receipt of the Statement for the applicable Expense Year, and if Tenant has overpaid its Proportionate Share of Operating Expenses for the Expense Year in which this Lease terminates, Landlord shall refund such overpayment to Tenant along with the Statement for the final Expense Year of the Term.  The provisions of this Section 3 shall survive the expiration or earlier termination of the Lease Term.  Tenant waives and releases any and all objections or claims relating to Operating Expenses for any calendar year unless, within one hundred twenty (120) days after Landlord provides Tenant with the annual Statement for the calendar year, Tenant provides Landlord written notice that it disputes the Statement (which notice shall specify in detail the reasons for such dispute as to a particular item or items).  If Tenant disputes the Statement then, pending resolution of the dispute, Tenant shall pay the rent in question to Landlord in the amount provided in the disputed Statement.

4.             Statement of Estimated Operating Expenses.  In addition, Landlord shall endeavor to deliver Tenant within one hundred twenty (120) days following the end of each Expense Year a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”), based on actual Operating Expenses for the preceding Expense Year, of what the total amount of Operating Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Operating Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Operating Expenses for the Base Year.  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Exhibit B, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary (but not more than twice in any calendar year).  Thereafter, Tenant shall pay, within thirty (30) days after its receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 4).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time, but not more than twice in any calendar year), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

5.             Tenant’s Audit Right.  Subject to the provisions of this paragraph, Tenant shall have the right, at Tenant’s cost and expense, to examine all documentation and calculations prepared in the determination of Landlord’s Statement:

1.                                       Such documentation and calculation shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

2.                                       Tenant shall have the right to make such examination no more than once in respect of any period in which Landlord has given Tenant Landlord’s Statement.

3.                                       Any request for examination in respect of any Expense Year may be made no more than one hundred twenty (120) days after Landlord delivers Landlord’s Statement to Tenant of the actual amount of Operating Expenses in respect of such period.

4.                                       Such examination may be made only by a nationally or regionally recognized independent certified public accounting firm or firm specializing in such audit services, or other certified public accounting firm or firm specializing in such audit services reasonably approved by Landlord.  In no event shall any examiner of Tenant be paid by or on behalf of Tenant on a contingent fee basis.

5.                                       As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination.

EXHIBIT C

FORM OF SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

See attached.

GCCFC 2007-GG9; Loan No. 309991008

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is dated as of the                        day of                     , 2008 between LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF GREENWICH CAPITAL COMMERCIAL FUNDING CORP., COMMERCIAL MORTGAGE TRUST 2007-GG9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-GG9 (“Lender”), and                               ., a                         corporation (“Tenant”).

RECITALS

A.            Tenant is the tenant under a certain lease (the “Lease”) dated                                     , 2008, with 100 & 200 Clarendon LLC, a Delaware limited liability company (“Landlord”) or its predecessor in interest, of premises described in the Lease (the “Premises”) located in a certain building located at 200 Clarendon Street, Boston, Massachusetts and more particularly described in Exhibit A attached hereto and made a part hereof (such office building, including the Premises, is hereinafter referred to as the “Property”).

B.            This Agreement is being entered into in connection with a mortgage loan (the “Loan”) currently held by Lender to Landlord,  secured by, among other things:  (a) that certain first Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated as of December 28, 2006 on and of the Property (the “Mortgage”) recorded with the registry or clerk of the county in which the Property is located (the “Records”); and (b) that certain first Assignment of Leases and Rents dated as of December 28, 2006 on the Property (the “Assignment of Leases and Rents”) recorded in the Records.  The Mortgage and the Assignment of Leases and Rents are hereinafter collectively referred to as the “Security Documents”.

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Tenant agrees that the Lease is and shall be subject and subordinate to the Security Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Security Documents, to the full extent of all amounts secured by the Security Documents from time to time.  Said subordination is to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

2.             Lender agrees that, if the Lender exercises any of its rights under the Security Documents, including an entry by Lender pursuant to the Mortgage or a foreclosure of the Mortgage, Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

3.             Tenant agrees that, in the event of a foreclosure of the Mortgage by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to fee ownership, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

4.             Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

(a)           liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), other than those of a continuing nature, or

(b)           subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord) unless Lender has received written notice of same, or

(c)           bound by any payment of rent or additional rent which Tenant might have paid for more than one installment in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or

(d)           bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest other than the Allowance Amount and the Space Planning Allowance, or

(e)           accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

(f)            bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender, provided that such consent shall not be required if such surrender, termination, amendment or modification of the Lease is pursuant to Tenant’s express rights as set forth in the Lease.

5.             Tenant agrees that, notwithstanding any provision hereof to the contrary, the terms of the Mortgage shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the real estate of which the Premises are a part shall, insofar as they apply to Lender, be limited to insurance proceeds or eminent domain awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards, provided that if the Premises are not restored as provided in the Lease, Tenant may terminate the Lease.

6.             Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender.  Lender shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default.  Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord.  No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Security Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence.  Lender shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Security Documents.

7.             Tenant hereby consents to the Assignment of Leases and Rents from Landlord to Lender in connection with the Loan.  Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises.  Tenant agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease.

8.             The Lease shall not be modified, amended or terminated (except as permitted pursuant to Section 4(f) hereof).

9.             Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be, at the following addresses:

If to Tenant:

with a copy to :

If to Lender:

Wachovia Bank, National Association

201 S. College Blvd.

Charlotte, North Carolina 28244-1075

Attention:   Real Estate Services

Deal Name:   GCCFC 2007-GG9; Loan No. 309991008

10.           The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively.

11.           If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

12.           Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

13.           This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.

14.           The person executing this Agreement on behalf of Tenant is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURES ON FOLLOWING PAGE]

Witness the execution hereof [under seal] as of the date first above written.

LENDER:

LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF GREENWICH CAPITAL COMMERCIAL FUNDING CORP., COMMERCIAL MORTGAGE TRUST 2007-GG9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-GG9

	By:	LNR Partners, Inc., a Florida corporation, its attorney-in-fact

By:
Name: Randolph J. Wolpert
Title: Vice President

TENANT:

By:
Name:
Title:

By:
Name:
Title:

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:	100 & 200 CLARENDON LLC,
A Delaware limited liability company

By:
Name:
Title:

STATE OF FLORIDA                                  )

                                                                       ) SS.

COUNTY OF MIAMI-DADE                      )

On                                   ,2008, personally appeared and known to me the above named                                                                      , a                              of Wachovia Bank, National Association, Randolph J. Wolpert, a Vice President of LNR Partners, Inc., a Florida corporation, as attorney-in-fact for LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF GREENWICH CAPITAL COMMERCIAL FUNDING CORP., COMMERCIAL MORTGAGE TRUST 2007-GG9, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-GG9 and acknowledged the foregoing to be the free act and deed of said trust, before me.

Notary Public
My commission expires:

STATE OF                                                    )

                                                                       ) SS.

COUNTY OF                                                )

On                       , 2008, personally appeared the above named                             , the                                               , of                                    and acknowledged the foregoing to be the free act and deed of said corporation before me.

Notary Public
My commission expires:

STATE OF                                                    )

                                                                       ) SS.

COUNTY OF                                                )

On                             , 2008, personally appeared the above named                                 , the                          of 100 & 200 CLARENDON LLC, a Delaware limited liability company and acknowledged the foregoing to be the free act and deed of said company before me.

Notary Public
My commission expires:

EXHIBIT A OF SNDA

LEGAL DESCRIPTION

[See attached]

EXHIBIT D

LIST OF COMPETITORS

Analysis Group

AT Kearney

Bain & Company

Booz Allen Hamilton

Cornerstone Research

Huron Consulting Group

LECG

McKinsey & Company

Navigant Consulting

NERA Economic Consulting

EXHIBIT 1

JOHN HANCOCK TOWER

LIST OF LEGAL HOLIDAYS

For the purposes of the Lease of which this Exhibit is a part, the term “Legal Holidays” shall be construed to include those days upon which the following holidays are legally observed from time to time, according to the laws of The Commonwealth of Massachusetts or the United States of America:

New Year’s Day Martin

Luther King, Jr. Day

Presidents’ Day

Memorial Day

Independence Day

Labor Day

Thanksgiving Day

Christmas Day

The term “Legal Holidays” shall also include such additional holidays, if any, hereafter provided for by The Commonwealth of Massachusetts or the United States of America, except that no day (even if enumerated above) shall be considered to be a “Legal Holiday” if the New York Stock. Exchange is open for trading on all or part of such day.

EXHIBIT 2

JOHN HANCOCK TOWER

JANITORIAL SPECIFICATIONS

OFFICE AREA

Daily:	(Monday through Friday, inclusive, holidays excepted)

1.	Empty all waste receptacles and return to proper locations.
2.	Sweep and dust mop all uncarpeted areas.
3.	Vacuum all rugs and carpeted areas.
4.	Dust all horizontal surfaces of furniture and equipment within normal reach.
5.	Clean and sanitize ail drinking fountains and water coolers.
6.	Remove fingermarks from glass doors.
7.	Wipe clean all brass and other metal surfaces within normal reach.
8.	All lights turned off and doors Socked after cleaning.
9.	Dust and wipe down all kitchenette countertops. Sweep and mop all kitchenette floors.

Monthly:

1.	Remove all fingermarks from doors, door jambs, and light switches
2.	Edge vacuum all edges in office areas.

Quarterly:

1.	Dust all pictures, frames, chart boards and similar wall hangings.
2.	Dust all surfaces not reached in daily cleaning.

LAVATORIES

Daily:

1.	Sweep and mop floors.
2.	Clean and sanitize all floors, toilet seats, bowls, urinals and fixtures.
3.	Clean all mirrors and shelves.
4.	Refill dispensers, soap dispensers, tissue holders; and sanitary napkin and tampon dispensers, materials to be furnished by Landlord.
5.	Empty paper towel receptacles. Dust all partitions.

Monthly:

1.	Wash all partitions, dispensers, and splash areas.
2.	Dust all light fixtures and ventilating grilles.

Quarterly:

1.	Wash all tile walls and partitions.
2.	Landlord shall cause the exterior windows of the Building to be cleaned no less than twice per year.
3.	Landlord shall cause resilient tile floors to be strip waxed no less than twice per year.
4	Landlord shall implement a recycling policy and program commensurate with other first-class office buildings in Boston, Massachusetts.
5.	Tenant requiring services in excess of those described above shall request same through Landlord at Tenant’s expense.